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                                                                     EXHIBIT 4.3

                               AMENDMENT NO.  3
                         DATED AS OF JANUARY 16, 2001
                                      TO
                        RECEIVABLES PURCHASE AGREEMENT
                           DATED AS OF JUNE 30, 1999


          This AMENDMENT NO. 3 (this "Amendment") dated as of January 16, 2001 is entered into among IMPERIAL SECURITIZATION CORPORATION (the "Seller"), IMPERIAL DISTRIBUTING, INC. ("IDI"), as Servicer, IMPERIAL SUGAR COMPANY (the "Imperial"), FAIRWAY FINANCE CORPORATION (the "Purchaser"), and BMO NESBITT BURNS CORP. ("Nesbitt Burns") (formerly known as NESBITT BURNS SECURITIES INC.), as agent for Purchaser (in such capacity, together with its successors and assigns, the "Agent").


                                        RECITALS

          WHEREAS, the parties hereto have entered into a certain Receivables Purchase Agreement dated as of June 30, 1999, as amended by Amendment No. 1, dated as of December 13, 1999 and Amendment No. 2 dated as of March 27, 2000 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement");

          WHEREAS, the parties hereto wish to make certain changes to the Agreement as herein provided;

          NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

          I. SECTION Definitions. All capitalized terms not otherwise defined herein are used as defined in the Agreement.

          II. SECTION Amendments to Agreement. The Agreement is hereby amended as follows:

          2.1. Exhibit I of the Agreement is hereby amended by adding the following definitions, as alphabetically appropriate:

          "'Bankruptcy Court' means the Untied States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Case from time to time."

          "'Case' means the case commenced by Imperial in the Bankruptcy Court on the Filing Date under Chapter 11 of the Bankruptcy Code."


          "'Confirmation Order' means a confirmation order of the Bankruptcy Court confirming the Reorganization Plan."
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          "'DIP Loan Agreement' means the DIP Loan Agreement, dated as of
January 16, 2001 (as amended, supplemented or otherwise modified from time to time), among Imperial, the several lenders from time to time parties thereto and Harris Trust and Savings Bank, for itself and as agent for the lenders."

          "'Filing Date' means January 16, 2001."

          "'Order' means an order of the Bankruptcy Court, authorizing and approving all aspects of the Transactions to which Imperial, the Seller, IDI or any Originator is a party and the definitive documentation in connection therewith and otherwise satisfactory in all respects to the Agent."

          "'Reorganization Plan' means a plan of reorganization in the Case."

          "'Transactions' means the execution, delivery and the performance by the Purchaser of each of the Transaction Documents and other transactions contemplated hereby and thereby."

          "'Unmatured Purchase and Sale Termination Event' means an event which, with the giving of notice or lapse of time, or both, would constitute a Purchase and Sale Termination Event."

          2.2. The definition of "Bank Rate" as set forth in the Exhibit I of the Agreement is hereby amended in its entirety as follows:

          "'Bank Rate' for any Yield Period for any Portion of the Investment of the Participation means an interest rate per annum equal to the Applicable Margin above the Base Rate for such Yield Period.

          2.3. The definition of "Discount" as set forth in the Exhibit I of the Agreement is hereby amended in its entirety as follows:

          "'Discount' means: for each Portion of Investment of the Participation for any Yield Period,

          ED
                BR x I x Year + TF
          where:

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          BR = the Bank Rate for the Portion of Investment of the Participation
               for such Yield Period

          I  = the Portion of Investment of the Participation during such Yield
               Period

          ED = the actual number of days during such Yield Period

          Year = 365 or 366 days, as applicable

          TF = the Termination Fee, if any, for the Portion of Investment of the Participation for such Yield Period provided, however, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount for the Portion of Investment of the Participation shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason. "

          2.4. The definition of "Facility Termination Date" as set forth in the Exhibit I of the Agreement is hereby amended in its entirety as follows:

          "'Facility Termination Date' means the earliest to occur of: (a) the date determined pursuant to Section 2.2 of the Agreement and (b) the current scheduled termination date of the commitments of the Liquidity Banks under
Section 12 of the Liquidity Agreement."

          2.5. The proviso to Section 2.2 of the Agreement is hereby amended in its entirety as follows:

"provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or giving of notice) described in Subsection
(g), (i), (k), (o), (p), (q), (r), (s), (t), (u) or (v) of Exhibit V, the
Facility Termination Date shall occur."

          2.6 Paragraph (b)(ii) of Section II of Exhibit II of the Agreement is hereby amended in its entirety as follows:

          "(i) the representations and warranties contained in Exhibit III (as modified to reflect the filing of the Case and the entry of the Order by the Bankruptcy Court) are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date; and"

          2.7 Section 2 of Exhibit II of the Agreement is hereby amended to the add the following at the end thereof:
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"; and (d) the Order shall be in full force and effect, and shall not have been reversed, modified, amended, stayed (other than stays which have been terminated), supplemented, vacated or rescinded, which Order shall (i) provide and allow for the sale and purchase of Receivables pursuant to the Purchase and Contribution Agreement and the purchase and reinvestments of undivided percentage ownership interests with regard to the Participation pursuant to this Agreement and (ii) authorize Imperial, IDI, and the Originators to continue consolidated cash management system, maintenance and use of existing bank accounts, use of existing business forms, and use of investment and deposit guidelines that authorizes the continued maintenance of the Lock-Box Account, Collection Account, the Liquidation Account and all other accounts used in connection with the Transaction, and in connection with which the Liquidity Banks extend the current scheduled termination date of their respective commitments under Section 12 of the Liquidity Agreement."

          2.8 Paragraph (g) of Exhibit V of the Agreement is hereby amended in its entirety as follows:

"; or (g) The Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any corporate action to authorize any of the actions set forth above in this paragraph (g);"

          2.9 Paragraph (m) of Exhibit V of the Agreement is hereby amended in its entirety as follows:

"; (m) Imperial shall fail to perform and comply with each of the financial covenants set forth in Section 7 of the DIP Loan Agreement as in effect on the date hereof, (but without giving effect to any other amendment, modification or waiver to such financial covenants from time to time under the DIP Loan Agreement), each of which covenants and agreements, together with all related definitions, exhibits and ancillary provisions, are hereby incorporated in this Agreement by reference as though specifically set forth in this paragraph (m) and shall survive the termination and/or expiration of the DIP Loan Agreement; or"

          2.10. Paragraph (n) of Exhibit V of the Agreement is hereby amended in its entirety as follows:

" ; (n) the occurrence of an event of default set forth in Section 9 of the DIP Loan Agreement as in effect on the date hereof, (regardless of whether such event of default may be amended, modified or waived from time to time in accordance with the DIP Loan Agreement), each of which events of default and agreements, together with all related definitions, exhibits and ancillary provisions, are hereby incorporated in this Agreement by reference as though specifically set forth in this paragraph (n) and shall survive the termination and/or expiration of the DIP Loan Agreement; or"

          2.11. Exhibit V is hereby amended to add the following at the end thereof:

          "(o) The Bankruptcy Court shall have entered an order dismissing or suspending the Case or converting the Case to a case under Chapter 7 of the Bankruptcy Code; or

          (p) Either Imperial, IDI, the Seller or any Originator shall file an application, or there shall arise, any other claim which is pari passu with or senior to the claims of the Purchaser arising hereunder; or

          (q) A Reorganization Plan shall have become effective in the Case pursuant to an order of the Bankruptcy Court, or distributions shall have commenced under a Reorganization Plan, provided that such event shall not be a Termination Event if the Liquidity Banks extend the current scheduled termination date of their respective commitments under Section 12 of the Liquidity Agreement; or

          (r) The Bankruptcy Court shall have entered an order in the Case appointing a trustee under Section 1104 of the Bankruptcy Code; or

          (s) The Bankruptcy Court shall have entered an order in the Case appointing an examiner with enlarged powers (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1104(b) of the Bankruptcy Code; or

          (t) The Bankruptcy Court shall have entered an order in the Case reversing, modifying, amending, staying for a period in excess of ten days, supplementing, vacating or rescinding the Order; or

          (u) The DIP Loan Agreement shall cease to be in full force and effect or the commitments thereunder shall have been terminated; or

          (v) Other than with respect to the Case, the Servicer or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding (other than the Case) shall be instituted by or against the Servicer or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Servicer or any Originator shall take any corporate action (other than the corporate action taking with respect to the Case) to authorize any of the actions set forth above in this paragraph (v)."

III. SECTION   Miscellaneous.

A. Performance Guaranty. Imperial acknowledges and reaffirms all of its obligations under the Performance Guaranty contained in Section 3.2 of the Agreement.

B. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Agent and the Purchaser as follows:

                      (i) Representations and Warranties.  The representations
            and warranties of such Person contained in Exhibit III to the Agreement (as modified to reflect the filing of the Case and the entry of the Order by the Bankruptcy Court) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

                      (ii) Enforceability.  The execution and delivery by such
            Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms.

                      (iii) Termination Event. No Termination Event or Unmatured Termination Event has occurred and is continuing.

C. Effectiveness. This Amendment shall become effective on the date when the following condition shall have been satisfied:

          (i) the Agent shall have received (1) an original counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties, (2) an original counterpart (or counterparts) of Amendment No. 1 to the Purchase and Contribution Agreement, executed and delivered by each of the parties thereto, or other evidence satisfactory to the Agent of the execution and delivery of Amendment No. 1 to the Purchase and Contribution Agreement by such parties, (3) the Order being obtained from the Bankruptcy Court, (4) a written statement by S&P and Moody's that this Amendment will not result in a downgrade or withdrawal of the rating of the Notes and (5) such other documents and instruments as the Agent may reasonably request, and

          (ii) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date hereof, together with Attorney Costs of the Agent to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of
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Attorney Costs incurred or to be incurred by it through the effective date of this Amendment; including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement.

D. References to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby.

E. Effect on the Agreement. Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

F. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

G. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of laws principles thereof).

H. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

I. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

J. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                            IMPERIAL SECURITIZATION CORPORATION


                            By:   /s/ Karen L. Mercer
                               --------------------------------------------
                            Name: Karen L. Mercer
                            Title: Treasurer



                            IMPERIAL DISTRIBUTING, INC., as Servicer


                            By:   /s/ Karen L. Mercer
                               --------------------------------------------
                            Name:  Karen L. Mercer
                            Title: Treasurer


                            IMPERIAL SUGAR COMPANY,
                            as Performance Guarantor


                            By:   /s/ Karen L. Mercer
                               --------------------------------------------
                            Name:  Karen L. Mercer
                            Title: Vice President and Treasurer


                            FAIRWAY FINANCE CORPORATION, as Purchaser


                            By:   /s/ Dwight Jenkins
                               --------------------------------------------
                            Name:  Dwight Jenkins
                            Title: Vice President

                            BMO NESBITT BURNS CORP., as Agent


                            By:    /s/ Jeffrey J. Phillips
                               --------------------------------------------
                            Name:  Jeffrey J. Phillips
                            Title: Managing Director


                            By:    /s/ James P. Walsh
                               --------------------------------------------
                            Name:  James P. Walsh
                            Title: Managing Director